As filed with the Securities and Exchange Commission on January 12, 2017

Registration No. 333-213745

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navistar International Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-3359573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 Navistar Drive

Lisle, Illinois 60532

(331) 332-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Navistar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-1264810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 Navistar Drive

Lisle, Illinois 60532

(331) 332-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven K. Covey

Senior Vice President and General Counsel

2701 Navistar Drive

Lisle, Illinois 60532

(331) 332-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Fax: (312) 862-2200

Phone: (312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333- 213745) (the “Registration Statement”) filed by Navistar International Corporation, which Registration Statement was declared effective by the Securities and Exchange Commission on October 5, 2016, is being filed pursuant to 462(d) under the Securities Act of 1933, as amended, solely for the purpose of adding Exhibit 25.3 to the Exhibit Index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Part II, the Exhibit Index and the signature page. This Post-Effective Amendment No. 1 does not modify any other part of the Registration Statement. Pursuant to Rule 462(d) under the Securities Act, this Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission. All applicable filing fees were paid by the registrant in connection with the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by NIC, in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee		$201,400
FINRA filing fee		N/A
Printing expense		*
Accounting fees and expense		*
Legal fees and expense		*
Trustee’s fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and the bylaws or similar organizational documents of the Company or any applicable guarantor of securities.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article Eighth of NIC’s certificate of incorporation includes a provision which eliminates directors’ personal liability to the fullest extent permitted under the DGCL. Under Article Ninth of NIC’s certificate of incorporation and Article XII of its by-laws, as amended, NIC shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of NIC (including any predecessor corporation of NIC), or is or was serving at the request of NIC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the DGCL. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, NIC’s certificate of incorporation, NIC’s by-laws, agreement, vote of stockholders or disinterested directors or otherwise. NIC also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

The foregoing statements are subject to the detailed provisions of the DGCL and the certificate of incorporation and bylaws of NIC.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference in this Item 16.

Item 17.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus or applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on January 12, 2017.

NAVISTAR INTERNATIONAL CORPORATION

/s/ Troy A. Clarke
President and Chief Executive Officer and
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on January 12, 2017:

Signature	Capacity

/s/ Troy A. Clarke Troy A. Clarke	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Walter G. Borst Walter G. Borst	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Samara A. Strycker Samara A. Strycker	Senior Vice President and Corporate Controller (Principal Accounting Officer)

* Michael N. Hammes	Director

* Vincent J. Intrieri	Director

* James H. Keyes	Director

* Stanley A. McChrystal	Director

* Samuel J. Merksamer	Director

* Mark H. Rachesky	Director

* Michael Sirignano	Director

* Dennis D. Williams	Director

*	The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors of the registrant and filed as Exhibit 24.1 hereto on behalf of such directors.

By:	/s/ Troy A. Clarke
Troy A. Clarke
Attorney-in-Fact

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on January 12, 2017.

NAVISTAR INC.

/s/ Walter G. Borst
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Restated Certificate of Incorporation of Navistar International Corporation, dated February 12, 2015 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated February 11, 2015 and filed on February 18, 2015, Commission File No. 001-09618).

3.2**	Third Amended and Restated By-Laws of Navistar International Corporation, effective October 5, 2012 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on October 10, 2012, Commission File No. 001-09618).

3.3**	Amended Certificate of Incorporation of Navistar, Inc. (incorporated by reference to Exhibit 3.5 to Registration Statement on Form S-3 filed October 20, 2009, SEC Registration No. 333-162588).

3.4**	By-laws of Navistar, Inc. (incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-3 filed October 20, 2009, SEC Registration No. 333-162588).

4.1**	Navistar International Corporation Restated Stock Certificate (incorporated by reference to Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002, Commission File No. 001-9618).

4.2**	Form of Indenture for Senior Notes among Navistar International Corporation, Navistar Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-3 dated and filed October 24, 2012, SEC Registration No. 333-184565-01).

4.3*	Form of Senior Debt Securities.

4.4**	Indenture, dated as of October 28, 2009, by and among Navistar International Corporation, as Issuer, Navistar, Inc., as Guarantor, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation’s 8.25% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated and filed October 28, 2009, Commission File No. 001-09618.)

4.5**	Form of Indenture for Subordinated Debt Securities among Navistar International Corporation, Navistar Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-3 filed October 20, 2009, SEC Registration No. 333-162588).

4.6*	Form of Subordinated Debt Securities.

4.7**	Indenture, dated as of October 11, 2013, between Navistar International Corporation, as Issuer, and Wilmington Trust, National Association, as Trustee, for Navistar International Corporation’s 4.50% Senior Subordinated Convertible Notes due 2018 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated and filed October 11, 2013, Commission File No. 001-09618).

4.8**	Form of 4.50% Senior Subordinated Convertible Note due 2018 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated and filed October 11, 2013, Commission File No. 001-09618).

4.9**	First Supplemental Indenture, dated May 19, 2014, to Indenture, dated as of October 11, 2013, between Navistar International Corporation and Wilmington Trust, National Association, as Trustee, for Navistar International Corporation’s 4.50% Senior Subordinated Convertible Notes due 2018 (incorporated by reference to Exhibit 4.17 to Quarterly Report on Form 10-Q dated and filed September 3, 2014, Commission File No. 001-09618).

E-1

4.10**	Indenture, dated as of March 24, 2014, between Navistar International Corporation, as Issuer, and Wilmington Trust, National Association, as Trustee, for Navistar International Corporation’s 4.75% Senior Subordinated Convertible Notes due 2019 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated March 18, 2014 and filed March 24, 2014, Commission File No. 001-09618).

4.11**	Form of 4.75% Senior Subordinated Convertible Note due 2019 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated March 18, 2014 and filed March 24, 2014, Commission File No. 001-09618).

4.12**	First Supplemental Indenture, dated May 19, 2014, to Indenture, dated as of March 24, 2014, between Navistar International Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, for Navistar International Corporation’s 4.75% Senior Subordinated Convertible Notes due 2019 (incorporated by reference to Exhibit 4.18 to Quarterly Report on Form 10-Q dated and filed September 3, 2014, Commission File No. 001-09618).

4.13*	Form of Warrant Agreement(s) (including form of Warrant Certificate(s)).

4.14*	Form of Deposit Agreement (including form of Depositary Receipt).

4.15*	Form of Purchase Contract (including form of Purchase Contract certificate) and, if applicable, Pledge Agreement.

4.16*	Form of Unit Agreement (including form of Unit Certificate).

4.17*	Form of Certificate of Designation.

5.1**	Opinion of Kirkland & Ellis LLP.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of KPMG LLP.

23.4**	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1).

24.1**	Powers of Attorney.

25.1***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the form of senior indenture for the Senior Debt Securities.

25.2***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the form of subordinated indenture for the Subordinated Debt Securities.

25.3***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Indenture, dated as of October 28, 2009 relating to the 8.25% Senior Notes due 2021 and related guarantees of the 8.25% Senior Notes due 2021.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K.
**	Previously filed.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar International Corporation and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the registrant and its consolidated subsidiaries. The registrant agrees to furnish a copy of any such instrument to the Commission upon request.

E-2